                                                                     EXHIBIT 4.2


   NUMBER                                                COMMON UNITS

EPN                                                         UNITS

   [EL PASO
ENERGY PARTNERS
     LOGO]

This Certificate is Transferable
   in New York, New York and
  Ridgefield Park, New Jersey

(A limited partnership formed                         CUSIP 28368B 20 2
 under the laws of Delaware)                 SEE REVERSE FOR CERTAIN DEFINITIONS


 CERTIFICATE EVIDENCING COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS

                         EL PASO ENERGY PARTNERS, L.P.

EL PASO ENERGY PARTNERS COMPANY, A DELAWARE CORPORATION, AS THE GENERAL PARTNER OF EL PASO ENERGY PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP (THE "PARTNERSHIP"), HEREBY CERTIFIES THAT







(the "Holder")
is the registered owner of                                      COMMON UNITS


representing limited partner interests in the Partnership (the "Common
Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common
Units represented by this Certificate. The rights and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1001 Louisiana Street, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

     The Holder, by accepting this Certificate, is deemed to have (a) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner, as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (b) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appointed the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement, (d) given the powers of attorney provided for in the Partnership Agreement, (e) made the waivers and given the consents and approvals contained in the Partnership Agreement and (f) certified to the Partnership that the Holder (including, to the best of the Holder's knowledge, any person for whom the Holder holds the Common Units) is an Eligible Citizen.

     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:


EL PASO ENERGY PARTNERS COMPANY,
AS GENERAL PARTNER                              Countersigned and registered by:
                                                    CHASEMELLON SHAREHOLDER
                                                         SERVICES, L.L.C
                                                as Transfer Agent and Registrar
                              SEAL

By:
                    President



By:                                             By:
                    Secretary                               Authorized Signature

                         EL PASO ENERGY PARTNERS, L.P.
                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right
          of survivorship and not as
          tenants in common

UNIF GIFT MIN ACT - __________ Custodian __________
                      (Cust)              (Minor)

                    under Uniform Gifts to Minors

                    Act _________
                        (State)

   Additional abbreviations, though not in the above list, may also be used.

                         ASSIGNMENT OF COMMON UNITS
                                       IN
                         EL PASO ENERGY PARTNERS, L.P.
              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
           DUE TO TAX SHELTER STATUS OF EL PASO ENERGY PARTNERS, L.P.

     You have acquired an interest in El Paso Energy Partners, L.P., 1001 Louisiana Street, Houston, Texas 77002, whose taxpayer identification number is 76-0385475. The Internal Revenue Service has issued El Paso Energy Partners, L.P. the following tax shelter registration number: _____________. If there is no number in the blank in the preceding sentence, the number will be furnished to the Holder when it is received.

                              --------------------

     YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN EL PASO ENERGY PARTNERS, L.P.

     You must report the registration number as well as the name and taxpayer identification number of El Paso Energy Partners, L.P. on Internal Revenue Code Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN EL PASO ENERGY PARTNERS, L.P.

     If you transfer your interest in El Paso Energy Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of El Paso Energy Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the General Partner, who will keep the list for this tax shelter and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Service Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

     ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

     FOR VALUE RECEIVED,
                         -------------------------------------------------------
hereby assigns, conveys, sells and transfers unto


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of Assignee)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
    (Please insert Social Security or other identifying number of Assignee)

                             Common Units representing limited partner
-----------------------------
interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint


--------------------------------------------------------------------------------
as its attorney-in-fact with full power of substitution to transfer the same on the books of El Paso Energy Partners, L.P.

Date:
     ---------------------------------------------------------------------------

The signature(s) should be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended.

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.


--------------------------------------------------------------------------------
                                  (Signature)

--------------------------------------------------------------------------------
                                  (Signature)

SIGNATURE(S) GUARANTEED:

     No assignment or transfer of the Common Units evidenced hereby will be registered on the books of El Paso Energy Partners, L.P. unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units (a "Transfer Application") has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the Transfer Application in order for such transferee to obtain registration of the transfer of the Common Units.

                              --------------------

                  APPLICATION FOR TRANSFER OF COMMON UNITS

     The undersigned ("Applicant") hereby applies for transfer to the name of the Applicant of the Common Units evidenced hereby.

     The Applicant (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes the Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., (the "Partnership") as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Applicant has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Applicant's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Applicant's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement and (f) certifies to the Partnership that the Applicant (including, to the best of the Applicant's knowledge, any person for whom the Applicant will hold the Common Units) is an Eligible Citizen. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.


Date:
     ---------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             Signature of Applicant


--------------------------------------------------------------------------------
                         Name and Address of Applicant


--------------------------------------------------------------------------------
            Social Security or other identifying number of Applicant


--------------------------------------------------------------------------------
                  Purchase Price including commissions, if any

Type of Entity (check one):

[ ] Individual             [ ] Partnership               [ ] Corporation
[ ] Trust                  [ ] Other (specify)

Nationality (check one):

[ ] United States Citizen,    [ ] Non-resident Alien     [ ] Foreign Corporation
    Resident or Domestic
    Entity

     If the United States Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder):

Complete either A or B:

     A. Individual Interest-Holder

        1. I am not a non-resident alien for purposes of United States income taxation.

        2. My United States taxpayer identifying number (Social Security Number) is


           ---------------------------------------------------------------------

        3. My home address is


           ---------------------------------------------------------------------

        4. My year end for tax reporting purposes is


           ---------------------------------------------------------------------

     B. Partnership, Corporate or Other Interest-Holder

        1.
           ---------------------------------------------------------------------
                                  (Name of Interest-Holder)

           is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

        2. The interest-holder's U.S. employer identification number is


           ---------------------------------------------------------------------

        3. The interest-holder's office address and place of incorporation (if applicable) is


           ---------------------------------------------------------------------

        4. The interest-holder's year end for tax reporting purposes is


           ---------------------------------------------------------------------

     The interest-holder agrees to notify the Partnership within sixty (60) days of the date the interest-holder becomes a foreign person.

     The interest-holder understands that this Certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of


--------------------------------------------------------------------------------
                            Name of Interest-Holder


--------------------------------------------------------------------------------
                               Signature and Date


--------------------------------------------------------------------------------
                             Title (if applicable)

     NOTE: If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding the Common Units for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Applicant will hold the Common Units shall be made to the best of the Applicant's knowledge.